Exhibit 3.1(xxxi)

Consumer and Corporate Affairs Canada	Consommation et Corporations Canada

Certificate of Incorporation Canada Business Corporations Act	Certificat de constitution Loi sur les sociétés Commerciales canadiennes

156775 CANADA INC.	220895-4
Name of Corporation – Denomination de la société	Number – Numero

I hereby certify that the above-mentioned Corporation, the Articles of Incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie par les présentes que la société mentionnée ci-haut, dont les statuts constitutifs sont joints, a eté constituée en société en vertu de la Loi sur les sociétés commerciales canadiennes.

Le Directeur
June 22, 1987 le 22 juin 1987
Director	Date of incorporation – Date de constitution

Consumer and Corporate Affairs Canada	Consommation et Corporations Canada	FORM 1 ARTICLES OF INCORPORATION (SECTION 8)	FORMULE 1 STATUE CONSTITUTIES (ARTICLE 8)
Canada Business Corporations Act	Loi sur les sociétéa commercials canadiennes

1 – Name of Corporation	Denomination de la société

156775 CANADA INC.
2 – The place in Canada where the registered office is to be situated	Lieu au Canada ou doit etre situé le siege social

Municipality of Metropolitan Toronto, Province of Ontario
3 – The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d’actions que in société est autorisée a emettre

The corporation is authorized to issue an unlimited number of shares of 1 class designated as common shares.
4 – Restrictions if any on share transfers	Restrictions aur le transfert des actions, a y a lieu

The annexed Schedule I is incorporated in this form.
5 – Number (or minimum and maximum number) of directors	Nombre (ou nombre minimum et maximum) d’administrateurs
a minimum of 1 and a maximum of 15 directors.
6 – Restrictions if any on business the corporation may carry on	Limites imposes quant aux activities commerciales que le socéte peut exploiter, s’lly a lieu
None
7 – Other provisions if any	Autres dispositions s’lly a lieu

The annexed Schedule II is incorporated in this form.

8 – Incorporators	Fondateurs
Names — Nome	Address (include posté code) Address (inclure is code postal)	Signature
Mark Stinson	143 Douglas Avenue Toronto, Ontario M5M 1G7

FOR DEPARTMENTAL USE ONLY – AL’USAGE DU MINISTERE SEULEMENT Corporation No. – N’ de la sociéte	Filed - Deposée
220895-4	22-6-1987

CCA 1385 (11-85)	DYE & DURHAM CO. LIMITED

SCHEDULE I

ARTICLES OF INCORPORATION OF

156775 CANADA INC.

1. The corporation is authorized to issue an unlimited number of shares of 1 class designated as Class A Shares and an unlimited number of shares of another class designated on Class B Shares.

2. Subject to the provisions of the Canada Business Corporations Act and any amendment thereof or substitution therefor (the “Act”), the rights, privileges, restrictions and conditions attached to the Class A Shares are:

(a) The holders of Class A Shares shall have the right to receive notice of, and to attend, all meetings of shareholders of the corporation (other than meetings at which the holders of another class of shares shall have the right to vote separately), and at all such meetings the holders of Class A Shares shall have the right to 1 vote for each Class A Share held.

(b) The holders of Class A Shares shall not have the right to receive any dividends.

(c) In the event of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or upon any other distribution of the property of the corporation among its shareholders for the purpose of winding up its affairs, the holders of Class A Shares shall have the right to payment of the amount of $1.00 per Class A Share before the holders of Class B Shares shall have the right in such event to payment of any amount in respect thereof, but the holders of Class A Shares shall not have the right to share any further in the distribution of the property of the corporation.

3. Subject to the provisions of the Act, the rights privileges, restrictions and conditions attaching to Class B Shares are:

(a) The holders of Class B Shares shall be entitled to receive notice of meetings of shareholders called for the purpose of authorizing the dissolution of the corporation or the sale of its undertaking or a substantial part thereof but, except as aforesaid, the holders of Class B Shares shall not have the right to receive notice of, or to attend or vote at, any meetings of shareholders of the corporation.

(b) The holders of Class B Shares shall have the right to receive any dividends declared by the directors of the corporation in respect of Class B Shares.

SCHEDULE II

ARTICLES OF INCORPORATION OF

156775 CANADA INC.

1.	Number of Shareholders

The number of shareholders of the corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

2.	Prohibition Against Public Offerings of Securities

Any invitation to the public to subscribe for securities of the corporation is prohibited.

3.	Borrowing Power of the Directors

The directors of the corporation may, without the authorization of the shareholders:

(a) borrow money upon the credit of the corporation;

(b) issue, reissue, sell or pledge debt obligations (including, without limitation, bonds, debentures, notes or other evidences of indebtedness or guarantee, whether secured or unsecured) of the corporation;

(c) subject to the Canada Business Corporations Act and any amendment thereof or substitution therefor, give a guarantee on behalf of the corporation to secure performance of any obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure obligation of the corporation.

and the directors of the corporation may by resolution delegate any or all of the powers referred to above to a director, a committee of directors or an officer of the corporation.

4.	Determination of Number of Directors

The actual number of directors of the corporation and the number of directors to be elected at any small meeting of shareholders, within the minimum and the maximum number of directors specified in item 5 above, shall be such number as shall be determined from time to time in accordance with the by-laws of the corporation.

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

156775 CANADA INC.		220895-4
Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément a l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

May 11, 2005/ le 11 mai 2005
Richard G. Shaw		Date of Amendment - Date de modification
Director - Directeur

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Processing Type - Mode de traitement:             E-Commerce/Commerce-È

1.	Name of Corporation - Dénomination de la société	2.	Corporation No. - N° de la société
	156775 CANADA INC.		220895-4
3.	The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

To amend the authorized capital of the Corporation:

1) To delete the authorized and unissued Class A Shares and Class B Shares of the Corporation;

2) To delete the rights, privileges, restrictions and conditions attaching to the Class A Shares and Class B Shares of the Corporation; and

3) To provide that after giving effect to the foregoing, the Corporation is authorized to issue an unlimited number of shares of one class, designated as Common Shares.

Date	Name - Nom	Signature	Capacity of - en qualité
2005-05-11	MARK HALPERIN		AUTHORIZED OFFICER

Consumer and Corporate Affairs Canada	Consommation et Affaires commerciales Canada	FORM 3 NOTICE OF REGISTERED OFFICE OR NOTICE OF CHANGE OF REGISTERED OFFICE (SECTION 19)	FORMULE 3 AVIS DE DÉSIGNATION OU DE CHANGEMENT DU SIÉGE SOCIAL (ARTICLE 19)
Canada Business Corporations Act	Loi régissant les sociétés par actions de régime fédéral

1 – Name of corporation - Dénomination de la société	2 – Corporation No. – N° de la société

156775 CANADA INC.	220895-4
3 – Province or territory in Canada where the registered office is situated	Lieu au Canada où est situé le siège social

in the Municipality of Metropolitan Toronto, Province of Ontario

4 – Address of registered office	Adresse du siège social

207 Queen’s Quay West

Suite 800

Toronto, Ontario

M5J lA7

REÇU

RECEIVED
LSAHF / CBCA

CAUTION: Address of registered office must be within place specified in articles, otherwise an amendment is required (Form 4) in addition to this form AVIS: L’adresse du siège social doit se situer a I’intérieur des limites du lieu indiqué dans les statuts. Sinon, une modification est requise (formule 4)

5 – Effective date of change	Date d’entrée en vigueur du changement
June 1, 1994
6 – Previous address of registered office	Adresse précédente du siège social

6525 Viscount Road

Mississauga, Ontario

L4V IH6

Date June 1, 1994	Signature	Title – Titre Secretary
530-21-936-1386 (01-93) 46		Filed – Déposée

Consumer and Corporate Affairs Canada	Consommation et Affaires commerciales Canada	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)
Canada Business Corporations Act	Loi régissant les sociétés par actions de régime fédéral

1 – Name of corporation – Dénomination de la société	2 – Corporation No. – N° de la société
156775 CANADA INC.	220895 – 4
3 – The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

by changing the municipality of the registered office of the Corporation from the Regional Municipality of Peel to the Municipality of Metropolitan Toronto, Province of Ontario.

Date June 1, 1994	Signature	Title – Titre Secretary
‘530-21-936-1387 (01-93) 46		FOR DEPARTMENTAL USE ONLY – À L’USAGE DU MINISTÈRE SEULEMENT
Filed – Déposée SEP 26 1994

Consumer and Corporate Affairs Canada	Consommation et Corporations Canada	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 171)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLE 27 OU 171)
Canada Business Corporations Act	Loi sur les sociétés commerciales canadiennes

1 – Name of Corporation - Dénomination de la société	2 – Corporation No. - N° de la société
156775 CANADA INC.	220895-4
3 – The articles of the above-named corporation are amended as follows:	Les statuts de la société ci·haut mentionnée sont modifiés de la façon suivante:

The place in Canada where the registered office of the Corporation is to be situated is hereby changed from Municipality of Metropolitan Toronto, Province of Ontario to City of Mississauga, Regional Municipality of Peel.

Date June 5, 1991	Signature	Description of Office - Description du poste Gerald Pencer – Director
FOR DEPARTMENTAL USE ONLY - A L’USAGE DU MINISTÊRE SEULEMENT
Filed – Déposee JUL 18 1991
CCA-1387 (4/85)	DYE & DURHAM CO. LIMITED

Consumer and Corporate Affairs Canada	Consommation et Corporations Canada	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 171)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLE 27 OU 171)
Canada Business Corporations Act	Loi sur les sociétés commerciales canadiennes

1 – Name of Corporation – Dénomination de la société	2 – Corporation No. – N° de la société

156775 CANADA INC.	220895-4
3 – The articles of the above-named corporation are amended as follows:	Les statuts de la société ci-haut mentionnée sont modifiés de la façon suivante:

To delete the provisions of Schedule 1 of the articles of incorporation and substitute the following:

RESTRICTIONS ON THE TRANSFER OF SHARES

The right to transfer shares of the corporation shall be restricted in that no such share or shares shall be transferred without either:

(a) the approval of the directors of the corporation evidenced by a resolution of the directors of the corporation or by an instrument or instruments in writing signed by a majority of the directors of the corporation; or

(b) the approval of the holders of at least 51% of the shares of the corporation having full voting rights for the time being outstanding evidenced by a resolution of the holders of such outstanding shares or by an instrument or instruments in writing signed by the holders of at least 51% of such outstanding shares.

Date June 23, 1987	Signature	Description of Office – Description du poste Director
FOR DEPARTMENTAL USE ONLY - A L’USAGE DU MINISTERE SEULEMENT
Filed – Déposée 25-6-1989
CCA-1387 (4/85)

Consumer and Corporate Affairs Canada	Consommation et Corporations Canada

Certificate of Amendment	Certificat de modification

Canada Business	Loi sur les sociétés
Corporations Act	commerciales canadiennes

156775 CANADA INC.		220895-4
Name of Corporation – Denomination de Ia societe		Number - Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended		Je certifie par les présentee que les statuts de la société mentionnée ci-haut ont été modifiés

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l’article 13 de la Loi sur les sociétés commerciales canadiennes conformément à l’avis ci-joint;

(b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;	☐	(b) en vertu de l’article 27 de la Loi sur les sociétés commerciales canadiennes tel qu’indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under Section 171 of the Canada Business Corporations Act as set out in the attached Articles of Amendment;	☒	(c) en vertu de l’article 171 de la Loi sur les sociétés commerciales canadiennes tel qu’indiqué dans les clauses modificatrices ci-jointes;

(d) under Section 185 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization;	☐	(d) en vertu de l’article 185 de la Loi sur les sociétés commerciales canadiennes tel qu’indiqué dans les clauses de réorganisation ci-jointes;

(e) under Section 185.1 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement.	☐	(e) en vertu de l’article 185.1 de la Loi sur les sociétés commerciales canadiennes tel qu’indiqué dans les clauses d’arrangement ci-jointes .

Le Directeur
June 25, 1987
le 25 juin 1987
Director		Date of Amendment - Dale de la modification

CCA-1399 (10-85)

Consumer and Corporate Affairs Canada	Consommation et Corporations Canada

Certificate of Amendment	Certificat de modification

Canada Business	Loi regissant les sociétés
Corporations Act	par actions de régime fédéral

156775 CANADA INC.		220895-4
Name of Corporation - Dénomination de la société		Number - Numéro

I hereby certify that the Articles of the above-mentioned Corporation were amended		Je certifie par les présentes que les statuts de la société mentionnée ci-haut ont été modifiés

(a) under Section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	(a) en vertu de l’article 13 de la Loi régissant les sociétés par actions de régime fédéral conformément à l’avis ci-joint;

(b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares;	☐	(b) en vertu de l’article 27 de la Loi régissant les sociétés par actions de régime federal tel qu’indigué dans les clauses modificatricés ci-jointes désignant une série d’actions;

(c) under Section 177 of the Canada Business Corporations Act as set out in the attached Articles of Amendment;	☒	(c) en vertu de l’article 177 de la Loi regissant les sociétés par actions de régime fédéral tel qu’indigué dans les clauses modificatrices ci-jointes;

d) under Section 191 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization;	☐	(d) en vertu de l’article 191 de la Loi regissant les sociétés par actions de régime fédéral tel qu’indiqué dans les clauses de reorganisation ci-jointes;

(e) under Section 192 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement.	☐	(e) en vertu de l’article 192 de la Loi regissant les sociétés par actions de régime federal tel qu’indiqué dans les clauses d’arrangement ci-jointes,

Le directeur
July 16, 1991/le 16 juillet 1991
Director		Date of Amendment - Date de la modification

Industry Canada	Industrie Canada

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi-régissant les sociétés
Corporations Act	par actions de régime fédéral

156775 CANADA INC.		220895-4
Name of corporation-Dénomination de la société		Corporation number-Numéro de La société

I hereby certify that the articles of the above-named corporation were amended		Je certifie que les statuts de la société susmentionnée ont été modifiés:

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi régissant les sociétés par actions de régime fédéral, conformément à l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi régissant les sociétés par actions de régime fédéral, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l’article 179 de la Loi régissant les sociétés par actions de régime fédéral, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi régissant les sociétés par actions de régime fédéral, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

(e) under section 192 of the Canada Business Corporations Act as set out in the attached articles of arrangement.	☐	e) en vertu de l’article 192 de la Loi régissant les sociétés par actions de régime fédéral, tel qu’il est indique dans les clauses d’arrangement ci-jointes.

September 14, 1994/le 14 septembre 1994
Director - Directeur		Date of Amendment - Date de modification

7530-21-936-2140 (12-93)